UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 26, 2013
CIFC CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 4th Floor New York, NY	10,177
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code:
(212) 624-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at CIFC Corp. 2013 Annual Meeting held on June 26, 2013.

Election of Directors

	Shares Voted For	Shares Withheld	Broker Non-Votes
Frederick Arnold	16,974,201	207,365	1,675,835
Samuel P. Bartlett	16,330,275	851,291	1,675,835
Michael R. Eisenson	16,565,146	616,420	1,675,835
Jason Epstein	16,328,654	852,912	1,675,835
Peter Gleysteen	16,645,126	536,440	1,675,835
Andrew Intrater	16,313,547	868,019	1,675,835
Paul F. Lipari	16,583,253	598,313	1,675,835
Robert B. Machinist	16,990,494	191,072	1,675,835
Tim R. Palmer	16,311,592	869,974	1,675,835
Frank C. Puleo	17,006,433	175,133	1,675,835

Hold an advisory (non-binding) vote on the compensation of our named executive officers

Shares Voted For	17,055,009
Shares Voted Against	96,306
Abstentions	30,250
Broker Non-Votes	1,675,835

Hold an advisory (non-binding) vote on the frequency of holding future advisory votes on the compensation of our named executive officers

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
16,816,487	9,910	333,141	22,027	1,675,835

The Board of Directors of CIFC Corp. has decided to include a shareholder vote with respect to the compensation of named executive officers in its proxy materials every year until the next required vote on the frequency of shareholder votes with respect to the compensation of named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date July 1, 2013	By:	/s/ Robert C. Milton
Name: Robert C. Milton III
Title: General Counsel and Secretary